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As filed with the Securities and Exchange Commission on October 19, 2015

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lucent Pharma, Inc.
(Exact name of registrant as specified in its charter)

Florida	7389	48-5024124
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6542 Triest Avenue, Keystone Heights, FL  32656

(813) 713-1776

(Address and telephone number of principal executive offices)

Thomas McCrimmon, IV

6542 Triest Avenue, Keystone Heights, FL  33656

 (813) 713-1776

 (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

i

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee
Common Stock par value $0.01	3,000,000	$0.10	$300,000	$34.86
Total	3,000,000		$300,000	$34.86

[1] The Primary Offering is on a best efforts basis by our Officers and Directors for a maximum of 3,000,000 shares of common stock, with no minimum number of shares to be sold.

[2] Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED, ______________, 2015

PRELIMINARY PROSPECTUS

LUCENT PHARMA, INC.

The Securities Being Offered by Lucent Pharma, Inc. are Shares of Common Stock

Shares offered: 3,000,000

This is an initial public offering of our securities. Each share that we are offering has a fixed offering price of $0.10 for the duration of the offering.  None of the current security holders is registering their shares for sale in this registration statement.  Management has not made a decision to seek quotation on the OTC MARKETS at this time and there is no guarantee that quotation will be sought.  There is presently no public market for our shares of common stock.

The shares of LUCENT common stock being offered through this prospectus will be offered on a self-underwritten basis by the officers and directors of the company from time to time for a period ending twelve (12) months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of twelve (12) months.  We may file a post-effective amendment extending the offering.

The officers and directors named in this prospectus are offering for sell Lucent Pharma, Inc. shares of common stock through this prospectus and they are “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.  LUCENT is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.  As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.

Rule 144(i) Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company therefore the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the company is no longer identified as a shell company.

We are not a “blank check” company as defined under Rule 419 of the Securities Act of 1933, as amended.  Our business plan does not include a merger with, or acquisition of an unidentified company, entity or person.  We have had no discussion with any parties regarding a merger with, or acquisition of an unidentified company, entity or person.

LUCENT qualifies as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act which became law in April, 2012, and, therefore, will be subject to reduced public company reporting requirements. For further information, read the “JUMPSTART OUR BUSINESS STARTUPS ACT” section beginning on page 27. The Company is currently a development stage company.  LUCENT common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.10 per share for the duration of the offering.

Management has not made a decision to seek quotation on the OTC Markets at this time and there is no guarantee that quotation will be sought.  Selling security holders must sell their shares at the fixed price of $0.10 per share.  In the event our securities are quoted the  selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the SEC; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; and (viii) a combination of any such methods of sale.

Our auditors have issued a going concern issue for our Company.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 3 before you decide to purchase any of our common stock.

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$0.10	$300,000
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Lucent Pharma, Inc.	$0.10	$300,000

The date of this prospectus is       , 2015

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v

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PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

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references in this prospectus to “we,” “us” or “our company” refer Lucent Pharma, Inc.

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references in this prospectus to “currently issued and outstanding shares” refer to the 21,000,000 shares of common stock currently held by our officers and directors and current shareholders;

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references in this prospectus to our “management” or our “management team” refer to our officers and directors;

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references in this prospectus to our “public shares” refer to shares of our common stock which are being sold as part of the primary offering (whether they are purchased in this offering) and references to “public stockholders” refer to the holders of our public shares, including our officers and directors and current shareholders to the extent they purchase public shares, provided that their status as “public stockholders” shall exist only with respect to such public shares;

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references in this prospectus to our “original shareholders” refer to the holders of the currently issued and outstanding shares prior to the consummation of this offering.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

The Offering

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements and the notes to the consolidated financial statements or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and any prospectus supplements before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Offering
Number of Shares Being Offered	This prospectus is related to the sale of up to 3,000,000 shares of Common Stock offered by the Company for the duration of the offering.
Number of Shares Outstanding After the Offering

21,000,000 shares of our common stock are currently issued and outstanding. We have no other securities issued.  In the event all of the shares in the primary offering are sold we will have a total of 24,000,000 shares issued and outstanding.

Use of proceeds	The proceeds from the sale of shares of common stock by the Company will be used for general business purposes.
Plan of Distribution	Our Common Stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.10 per share for the duration of the offering.
Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page I-2, before deciding whether to invest in our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in our common stock. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks. The trading price of our common stock could decline as a result of any of these risks, and you could lose part or all of your investment in our common stock. When deciding whether to invest in our common stock, you should also refer to the other information in this prospectus, including our consolidated financial statements and related notes and the “Management’s discussion and analysis of financial condition and results of operations” section of this prospectus. You should read the section titled “Special note regarding forward-looking statements” immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks related to our business

We have incurred losses since our inception and expect to incur losses in the future.

We have accumulated a loss since our inception. We generated no revenues and recorded a net loss of $73 in the year ended December 31, 2014. We expect to continue to incur significantly more operating expenses and, as a result, we will need to generate significant revenues to achieve or sustain profitability. We may not be able to achieve or sustain profitability on a quarterly or annual basis in the future.

If we are unable to provide content and services that attract users to the Lucent website on a consistent basis, our advertising and sponsorship revenues could be reduced.

Our users have numerous other online and offline sources of health and wellness related information and product offerings. Our ability to compete for user traffic depends upon our ability to provide compelling and trusted health and wellness content, tools, mobile applications and other services that meet the needs of a variety of types of users, including consumers, physicians and other healthcare professionals. Our ability to do so depends, in turn, on:

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our ability to develop innovative tools and mobile applications, as well as implement new and updated features and services for existing tools and applications;

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our ability to hire and retain qualified authors, journalists and independent writers;

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our ability to license quality content from third parties; and

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our ability to monitor and respond to increases and decreases in user interest in specific topics.

If users do not perceive our content and tools to be useful, reliable and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their visits to our website.

We will rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our content, applications and tools. We cannot assure you that we will be able to continue to develop or acquire needed content, applications and tools at a reasonable cost or on a timely basis. The revenue opportunities generated from these efforts may fail to justify the amounts spent.

In addition, since users may be attracted to our website as a result of a specific condition or for a specific purpose, it is difficult for us to predict the rate at which such users will return to our website. Because we will generate revenues by, among other things, selling sponsorships on our website, a decline in user traffic levels or a reduction in the number of pages viewed by users could cause our revenues to decrease and could have a material adverse effect on our results of operations.

A significant portion of the traffic to our website will be directed to us through algorithmic search results on Internet search engines and, if we are listed less prominently in search result listings, our business and operating results could be harmed.

A significant portion of the traffic to our website will be directed to us through the algorithmic search results on Internet search engines such as Google. Algorithms are used by search engines to determine search result listings, and the order of such listings, displayed in response to specific searches. Accordingly, in addition to providing quality content and tools, we will seek to design our website to deliver that content and tools in ways that will cause them to rank well in algorithmic search engine results, which makes it more likely that search engine users will visit our website. This is commonly referred to as search engine optimization, or SEO. However, there can be no assurance that our SEO efforts will succeed in improving the ranking of our content or, even if they do result in such improvement, that the improved ranking will result in increased numbers of users and page views for our website. In addition, search engines frequently change the criteria that determine site rankings in their search results, and our SEO efforts will not be successful if we do not respond to those changes appropriately and on a timely basis. Search engine providers may also prioritize

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search results generated by certain types of queries, including health queries, based on criteria they select or may otherwise intermediate in the search results generated, which could, in some circumstances, reduce the ranking that would otherwise be provided to our website and increase the ranking of other websites. If we are unable to respond effectively to changes made by search engine providers in their algorithms and other processes, a substantial decrease in traffic to our website could occur, which could cause our revenues to decrease and have a material adverse effect on our results of operations.

Our failure to attract and retain users in a cost-effective manner could compromise our ability to grow our revenues and become profitable.

Our future success will be highly dependent on our ability to attract and retain consumers, physicians and other healthcare professionals in a cost-effective manner. In order to attract users to our website, we must expend considerable amounts of money and resources for advertising and marketing. We will use a diverse mix of marketing and advertising programs to promote our website, and we have spent, and expect to continue to spend, significant amounts of money on these initiatives. Significant increases in the pricing of one or more of these initiatives will result in higher marketing costs. Our failure to attract and acquire new users in a cost-effective manner would make it more difficult to gain and grow our revenues and ultimately to achieve profitability.

Increasingly, individuals are using mobile devices to access online content, applications and services and, if we fail to capture a significant share of this growing market opportunity or fail to generate revenues from it, our business could be adversely affected.

We believe that the number of individuals, including physicians and other healthcare professionals, who access online content, applications and services through smartphones, tablets and other mobile devices has increased dramatically in the past few years. Accordingly, the portion of our page views from mobile devices must increase rapidly and continue to increase in the foreseeable future. To compete in this area, we must develop content, applications and tools for mobile devices that:

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users find engaging;

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work with a variety of mobile operating systems and networks; and

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achieve a high level of market acceptance.

If we fail to capture a significant share of this increasingly important portion of the market, it could adversely affect our business. As mobile technology continues to evolve, it is difficult to predict the problems we may encounter in developing and maintaining a robust mobile offering and we may need to devote additional resources to the creation, maintenance and support of our mobile offerings. Even if demand for our mobile applications begins and we achieve a significant share of this market, we cannot assure you that we will be able to achieve significant revenues or profits from these efforts. If we are unable to successfully implement monetization strategies for our mobile offerings, our revenues and financial results may be negatively affected.

If we are unable to prove that our advertising and sponsorship offerings provide a good return on investment for our customers, our financial results could be harmed.

Our ability to grow our advertising and sponsorship revenues will be dependent on our ability to demonstrate to marketers that their marketing campaigns on our website provide a meaningful return on investment, or ROI, relative to offline and other online opportunities. We need to invest significant resources in developing our research, analytics and campaign effectiveness capabilities and expect to continue to do so in the future. Our ability, however, to demonstrate the value of advertising and sponsorship in our website will depend, in part, on the sophistication of our analytics and measurement capabilities, the actions taken by our competitors to enhance their offerings, whether we meet the ROI expectations of our customers and a number of other factors. If we are unable to maintain sophisticated advertising offerings that provide value to our customers or demonstrate our ability to provide such value to our customers, our financial results will be harmed.

Our advertising and sponsorship revenues will be primarily derived from short-term contracts that may not be renewed.

Many of our advertising and sponsorship contracts we hope to obtain will be short-term commitments and will be subject to termination by the customer. Despite the short-term nature of these commitments, we will typically expend significant resources over a lengthy sales cycle to obtain these contracts. Moreover, the time between the execution of a contract with the advertiser or sponsor for a program and the delivery of our services may be longer than expected, especially for larger contracts, and may be subject to delays over which we have little or no control. Our customers may not fulfill their obligations under their contracts or continue to advertise with us beyond the terms of their existing contracts. If a significant number of advertisers, or a few large advertisers, decide to reduce their expenditures with us or to discontinue advertising with us, we could experience a material decline in our revenues.

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Our advertising and sponsorship revenues will be subject to fluctuations due to a number of factors that are beyond our control, including the timing and amount of expenditures by our customers.

Advertising and sponsorship revenues will comprise a significant component of our revenues.  Any reduction in our advertising and sponsorship revenues will have a significant impact on our financial performance.  Advertising spending in the markets in which we compete can fluctuate significantly as a result of a variety of factors, many of which are outside of our control. These factors include:

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variations in expenditures by advertisers due to budgetary constraints;

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the cancellation, non-renewal or delay of campaigns;

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advertisers’ internal review process;

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the cyclical and discretionary nature of advertising spending;

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the timing of FDA approvals of prescription drugs and medical devices;

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regulatory changes affecting advertising and promotion of prescription drugs and medical devices;

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seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that affect the promotion of specific products; and

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general economic conditions, including those specific to the Internet and media industries.

Failure to build then maintain and enhance our brand could have a material adverse effect on our business.

We believe that our brand identity will be critical to the success of our business. We also believe that maintaining and enhancing our brand will be vital to expanding our user base and growing our relationships with advertisers. We believe that the importance of brand recognition and user loyalty will only increase in light of increasing competition in our markets. Some of our existing and potential competitors, including search engines, media companies and other online content providers, have well established brands with greater recognition and market penetration. We must expend considerable resources on establishing and enhancing our brand. We must develop policies and procedures that will preserve and enhance our brand, including editorial procedures designed to control the quality of our content. We expect to devote significant resources and efforts to enhance our brand. However, we may not be able to successfully maintain or enhance awareness of our brand, and events outside of our control may have a negative effect on our brand.

Our quarterly revenues and operating results will be subject to significant fluctuations, and these fluctuations may adversely affect the trading price of our common stock.

We will experience, and expect to experience, significant fluctuations in our quarterly revenues and operating results. Our quarterly revenues and operating results will fluctuate significantly due to a number of factors, many of which are outside of our control. These factors include:

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traffic levels to the properties in our portfolio;

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our ability to introduce new and appealing content, applications and tools that will drive the growth of our user base;

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the spending priorities and advertising budget cycles of specific advertisers;

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the addition or loss of advertisers;

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the addition of new websites, mobile applications and services by us or our competitors;

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changes in our pricing policies or those of our competitors;

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costs relating to our ongoing efforts to improve our content and advertising-based service offerings; and

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seasonal fluctuations in advertising spending.

In addition, seasonal factors, including those relating to the prevalence of specific health conditions, will also affect our operating results. For example, we expect to experience an increase in new subscriptions in the first calendar quarter. This increase typically coincides with the general trend towards making healthy lifestyle choices at the beginning of the new year.

As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our quarterly results of operations are not necessarily meaningful and that these comparisons are not reliable as indicators of our future performance. In addition, these fluctuations could result in volatility in our operating results and may adversely affect our cash flows. As our business grows, these seasonal fluctuations may become more pronounced.

Our inability to sustain or grow our advertising rates could adversely affect our operating results.

The rates charged for advertising on the Internet, particularly in the consumer health sector, have fluctuated over the past few years due to a variety of factors, including the growth in use of search engines, automated advertising buying networks, growth of the mobile advertising market, general economic conditions and competitive offerings. We will have to commit significant resources to delivering content and advertising-based services designed to appeal to our future customers by engaging users in a more interactive

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and personalized manner and seeking to provide a higher return on their advertising expenditures. However, any future customers may not perceive our content offerings and advertising-based services as sufficiently valuable to justify the payment of our rates. Moreover, given the inherent difficulties in delivering advertisement on mobile channels and the increasing reliance on automated advertising buying networks, we may encounter difficulties in obtaining the prices that we seek for our advertising solutions. If we are unable to grow or anticipate pricing levels for advertising, we will experience difficulties in generating or growing our revenues.

Our inability to enter into new partnership arrangements will adversely affect our ability to grow our business and revenues.

We will depend on partnership arrangements under which we license content from third parties. We believe that such content will be an important element of our business and will help to differentiate us from our competitors. Our partnership arrangements will have varying duration, renewal terms and termination rights. Our inability to renew future partnership arrangements, or to otherwise enter into new arrangements, in each case on commercially favorable terms, could adversely affect the appeal of our services to our users, advertisers and partners.

In addition, we will rely on the popularity and credibility of partners that are associated with our website. These partners may not retain their current appeal or may become subject to negative publicity. The popularity and credibility of these partners also depend on the quality and acceptance of competing content released into the marketplace at or near the same time, the availability of alternative sources for the information, general economic conditions and other tangible and intangible factors, all of which are difficult to predict. Consumer preferences change frequently, and it is a challenge to anticipate what offerings will be successful at a certain point in time. Any decline in the popularity of the content offerings, or any negative publicity, whether individually or with respect to the content offerings associated with these partners, may have an adverse impact on our business and revenues.

We face significant competition in attracting both users and advertising customers.

The markets for healthcare information products and services are intensely competitive, continually evolving and, in some cases, subject to rapid change. Our website will face competition from numerous other companies, both in attracting users and in generating revenue from advertisers. We will compete for users and advertisers with the following:

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websites, mobile applications and other products and services that provide online health and wellness information directed at consumers and/or healthcare professionals, including both commercial websites and non-profit and governmental websites;

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general interest consumer websites that offer specialized health sub-channels or functions;

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search engines that provide specialized health search;

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other high-traffic websites that include both health-related and non-health-related content and services, including social media websites;

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advertising networks that aggregate traffic from multiple websites; and

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offline publications and information services.

We believe that the depth and breadth of our future content offerings and advertising-based services across the consumer and professional health spectrum will differentiate us from our competitors. However, since there are no meaningful barriers to entry into the markets in which we participate, we anticipate that competition for users will continue to intensify, particularly as our competitors broaden their product offerings. We hope to diversify the breadth of our content offerings and advertising-based services and expand internationally and we expect our competitors to further expand as well. Our competitors may offer new categories of content, products or services before we do, which may give them a competitive advantage when trying to attract consumers or advertisers. Moreover, both existing and potential users may perceive our competitors’ offerings to be superior to ours.

Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. As a result, we could lose market share to our competitors, and our revenues could decline.

Future acquisitions could disrupt our business and harm our financial condition and operating results.

We intend to seek other complementary acquisitions in the future. Following the closing of this offering, we expect that as a result of our access to the public markets, we will have enhanced opportunities to pursue acquisitions and investments. Acquisitions and investments involve numerous risks, including:

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potential negative impact on our financial results because they may require us to incur charges and substantial debt or liabilities, may require us to amortize, write down or record impairment of amounts related to deferred compensation, goodwill and other intangible assets, or may cause adverse tax consequences, substantial depreciation or deferred compensation charges;

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difficulty in assimilating the operations and personnel of acquired businesses and/or unexpected expenses in connection therewith;

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potential disruption of our ongoing businesses and distraction of our management and the management of acquired companies;

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potential loss of key personnel, customers or users from either our current business or an acquired company’s business;

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unanticipated expenses relating to implementing or improving internal controls, procedures and policies appropriate for a public company of a business that prior to the acquisition lacked these controls, procedures and policies;

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potential litigation resulting from our business combinations or acquisition activities; and

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potential unknown liabilities associated with the acquired businesses.

Our inability to integrate any acquired business successfully or the failure to achieve any expected synergies could result in increased expenses and a reduction in expected revenues or revenue growth. In addition, we may not be able to identify or consummate any future acquisition on favorable terms, or at all. If we do pursue an acquisition, it is possible that we may not realize any benefits from the acquisition or that the financial markets or investors will negatively view the acquisition.

The costs associated with potential acquisitions or strategic partnerships could dilute your investment or adversely affect our results of operations.

In order to finance acquisitions, investments or strategic partnerships, we may use equity securities, debt, cash or a combination of the foregoing. Any issuance of equity securities or securities convertible into equity may result in substantial dilution to our existing stockholders. Any debt financing is likely to increase our interest expense and include financial and other covenants that could have an adverse impact on our business. In addition, an acquisition may involve non-recurring charges, including write-downs of significant amounts of intangible assets or goodwill. The related increases in expenses could adversely affect our results of operations. Any such acquisitions or strategic alliances may require us to obtain additional equity or debt financing, which may not be available on commercially acceptable terms, if at all. We do not intend to seek security holder approval for any such acquisition or security issuance unless required by applicable law, regulation or the terms of our existing securities.

We may not be able to attract, hire and retain qualified personnel in a cost-effective manner, which could impact the quality of our content offerings and advertising-based services and the effectiveness and efficiency of our management, resulting in increased costs and lower revenues.

Our success depends on our ability to attract, hire and retain, at commercially reasonable rates, qualified editorial, sales and marketing, data sciences, customer support, technical, financial and accounting, legal and other managerial personnel. The competition for personnel in the industries in which we operate is intense and our personnel are often presented with compelling new opportunities. Our personnel may terminate their employment at any time for any reason. Loss of personnel may result in increased costs for replacement hiring and training. If we fail to attract and hire new personnel, or retain and motivate our current personnel, we may not be able to operate our businesses effectively or efficiently, serve our users and customers properly or maintain the quality of our content offerings and advertising-based services.

Our growth could strain our personnel, technology and infrastructure resources. If we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our growth in our business and operations, including the integration of future acquisitions (if any), will place a significant strain on our management, administrative, technological, operational and financial infrastructure. Anticipated future growth, including growth related to the broadening of our content offerings and advertising-based services and our expansion into new product offerings and geographic areas, will place strains on our management, technology and infrastructure. Our success will depend in part upon our ability to manage our growth. To manage the expected growth of our business and operations, we will need to improve our operational, financial, technological and management controls and our reporting systems and procedures. The resulting additional capital investments will increase our costs, which will make it more difficult for us to offset any future revenue shortfalls by offsetting cost reductions in the short term.

Our industry has undergone significant changes in recent years, which may make it difficult for you to evaluate our business and future prospects.

We operate in new markets that are changing rapidly. Our industry has undergone significant changes in recent years as a result of:

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changes in the content offerings that are available to users, particularly in the healthcare professional market;

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changes in the type of advertising-based services offered;

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changes in the revenue mix derived from an increasing reliance on advertising and sponsorship revenues;

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acquisitions;

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technological changes; and

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changes in the markets in which we will compete.

We expect our business to undergo further changes, including as we explore ways to address the consumer engagement needs of payors, providers and employers. These changes in our business may make it difficult to forecast our future operating and financial performance. Many companies seeking to provide digital health and wellness solutions have failed to become profitable, and some have ceased operations. We cannot assure you that our current strategy will be successful or that our business and revenues will continue to grow.

If our intellectual property and technologies are not adequately protected to prevent use or misappropriation by our competitors, the value of our brand may be diminished, and our business may be adversely affected.

Our future success and competitive position depend in part on our ability to protect our proprietary technologies and intellectual property both in the U.S. and in foreign countries. We rely, and expect to continue to rely, on a combination of confidentiality and licensing agreements with our employees, consultants and third parties with whom we will have relationships, along with trademark, copyright, patent and trade secret protection laws, to protect our proprietary technologies and intellectual property. We will rely on our future trademarks, trade names and brand names to distinguish our products and services from the products and services of our competitors, and we will register or apply to register many of these trademarks. We cannot assure you that our trademark applications will be approved. Many of our trademarks contain words or terms having a common usage and, as a result, may not be protectable under applicable law. Competitors may adopt service marks or trademarks similar to ours or use identical or similar terms as keywords in Internet search engine advertising programs, thereby impeding our ability to build brand identity and possibly leading to confusion by our users and customers. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we may be forced to rebrand our products and services, which could result in a loss of brand recognition, and could require us to devote resources to advertising and marketing new brands.

In addition, third parties may knowingly or unknowingly infringe our patents, copyrights, trademarks and other intellectual property rights, and litigation may be necessary to protect and enforce our intellectual property rights. Any such litigation could be costly and divert management’s attention and resources away from our business. We also expect that the more successful we are, the more likely that competitors will claim that we infringe on their intellectual property or proprietary rights. Even if these claims do not result in liability to us, we could incur significant costs in investigating and defending against these claims.

Our ability to deliver personalized content and to measure the performance of future advertising campaigns depends on our ability to collect and use data, and any limitations on the collection and use of this data could significantly diminish the value of our solutions.

Our ability to deliver personalized content and measure and optimize the performance of marketing campaigns depends on our ability to utilize the data we will collect directly from our users, data we collect from user engagement of our website and data we obtain from third parties. Our users will voluntarily provide us with demographic and other information when they register for our website or mobile application when we develop one. We also employ cookies and other personal identifiers to personalize content and advertising. Cookies are small files placed on an Internet user’s computer that are used to collect information related to the user, such as the history of the user’s interactions with our website or third-party websites.

Lastly, we will purchase data from third party sources to augment our user profiles so we are better able to personalize content and better target our marketing programs. If changes in user sentiment regarding the sharing of information results in a significant number of visitors to our website refusing to provide us with demographic information or information about their specific health interests, our ability to personalize content for our users and provide targeted marketing solutions would be impaired. Likewise, if our users choose to opt-out of having their data used for behavioral targeting, it would be more difficult for us to offer targeted marketing programs to our customers. In addition, network carriers, providers of mobile device operating systems and device manufacturers may offer users features that may impair or disable the collection of data on devices. A material increase in the number of users who either opt out of accepting cookies or who use browsers, devices or applications that limit the use of cookies or other tracking technologies could negatively impact our ability to collect valuable data and provide advertising solutions to our clients.

We will append data from third party sources to augment our user profiles. If we are unable to acquire data from third party sources for whatever reason, or if there is a marked increase in the cost of obtaining such data, our ability to personalize content and provide targeted marketing solutions could be negatively impacted.

Our possession and use of personal information will present risks that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation and damage our reputation.

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Our operations will be dependent in part on our ability, and that of our hosting providers, to maintain our computer and telecommunications systems in effective working order and to protect our systems against damage from fire, theft, natural disaster, power loss, telecommunications failure, hacker attacks, computer viruses and other events beyond our control. Maintaining our network security will be of critical importance because we will use and store confidential user, employee and other sensitive data, such as names, addresses, credit card numbers and other personal information, including information about a user’s health interests.

We and our vendors will use commercially available encryption technology when transmitting sensitive personal information over public networks. We will also use security and business controls to limit access to, and use of, personal information. Third parties may be able to circumvent these security and business measures by developing and deploying viruses, worms and other malicious software programs that are designed to attack or infiltrate our systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of registered user or employee privacy.

If third parties improperly obtain and use the personal information of our registered users or employees, we may be required to expend significant resources to resolve these problems. A major breach of our network security and systems could have serious negative consequences for our businesses, including:

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possible fines, penalties and damages;

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class action lawsuits;

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reduced demand for our content offerings and advertising-based services;

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an unwillingness of users to provide us with their credit card or payment information;

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an unwillingness of registered users to provide us with personal information; and

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harm to our reputation and brand.

Similarly, if a well-publicized breach of data security at any other major website were to occur, there could be a general public loss of confidence in the use of the Internet for commercial transactions.

Finally, privacy concerns in general may cause visitors to avoid online websites that collect information and may indirectly inhibit market acceptance of our products and services. In addition, if our privacy practices are deemed unacceptable by watchdog groups or privacy advocates, such groups may attempt to block access to our properties or disparage our reputation and business.

As a creator and a distributor of content over the Internet, we will face potential liability for legal claims based on the nature and content of the materials that we create or distribute.

Users will access health-related content through our website, including information regarding particular medical conditions, diagnosis and treatment and possible adverse reactions or side effects from medications. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that consumers who rely on that content or others may make claims against us with various causes of action. Although our website will contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements is still evolving and subject to uncertainty. Moreover, many of these terms and conditions relate to websites that will be operated by future partners and will not be under our control. Third parties may claim that these online agreements are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require us to make costly changes to our properties and related content policies.

We will have editorial procedures in place to control the quality of our content offerings. However, these editorial and other quality control procedures may not be sufficient to ensure that there are no errors or omissions in our content offerings or to prevent such errors and omissions in content that is controlled by our future partners. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time consuming and could divert management’s attention away from our operations.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our website and advertising and marketing activities.

From time to time, third parties may allege that we have violated their intellectual property rights. If we are forced to defend ourselves against intellectual property infringement claims, regardless of the merit or ultimate result of such claims, we may face costly litigation, diversion of technical and management personnel, limitations on our ability to use our current website or inability to market or provide our content offerings or advertising-based services. As a result of any such dispute, we may have to:

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develop new non-infringing technology;

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pay damages;

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enter into royalty or licensing agreements;

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cease providing certain content or advertising-based services; or

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take other actions to resolve the claims.

These actions, if required, may be costly, time-consuming or unavailable on terms acceptable to us, if at all. In addition, our future partnering agreements may require us to indemnify our partners for third-party intellectual property infringement claims, which could increase the cost to us of an adverse ruling in such an action.

In addition, we face potential suits and liability for negligence, copyright, patent or trademark infringement or other claims based on the nature of our content. These claims could potentially arise with respect to owned, licensed or user-provided content. Litigation to defend these claims could be costly, and any other liabilities we incur in connection with the claims could be significant.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Failure to protect our proprietary information could make it easier for third parties to compete with our products and harm our business.

In order to protect our proprietary rights, we will rely in part on security measures, as well as confidentiality agreements with our employees, licensees, independent contractors and other advisors. These measures and agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. We could potentially lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, others may independently discover our trade secrets and proprietary information. In such cases we could not assert any trade secret rights against such parties. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we will operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

If we cannot protect our domain name, our ability to successfully promote our brand will be impaired.

We currently own our web domain name, www.ihelpcue.com which is critical to the operation of our business. The acquisition and maintenance of domain names, or Internet addresses, is generally regulated by governmental agencies and domain name registrars. The regulation of domain names in the U.S. and in foreign countries is subject to change. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, it is unclear whether laws protecting trademarks and similar proprietary rights will be extended to protect domain names. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. We may not be able to successfully implement our business strategy of establishing a strong brand for Lucent Pharma if we cannot prevent others from using similar domain names. This failure could impair our ability to increase market share and revenues.

We will rely on Internet bandwidth and data center providers and other third parties for key aspects of our operations, and any failure or interruption in the services and products provided by these third parties could harm our business.

We will rely on third-party vendors, including data center and Internet bandwidth providers. Any disruption in the network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. We may not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with our users. In addition, system failures may result in loss of data, including user registration data, business intelligence data, content, and other data critical to the operation of our online services, which could cause significant harm to our business and our reputation. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little control over these third-party vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases from third parties to facilitate analysis, storage of data and delivery of offerings. Any future errors, failures, interruptions or delays experienced in connection with these third-party technologies and services could adversely affect our business.

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Interruption or failure of our information technology and communications systems could impair our ability to effectively deliver our services, which could negatively impact our operating results.

Our business depends on the continuing operation of our technology infrastructure and systems. Any damage to or failure of our systems could result in interruptions in our ability to deliver offerings quickly and accurately and/or process visitors’ responses emanating from our website. Interruptions in our service could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, reduce our revenues and profits, and damage our reputation if people believe our systems are unreliable. Our systems and operations are vulnerable to damage or interruption from earthquakes, terrorist and/or cyber- attacks, floods, fires, power loss, break-ins, security breaches, hardware or software failures, telecommunications failures, computer viruses or other attempts to harm our systems and similar events.

In addition, as the number of users who access our website increases, our technology infrastructure may not be able to meet the increased demand. A sudden and unexpected increase in the volume of usage could strain the capacity of our technology infrastructure. Any capacity constraints we experience could lead to slower response times or system failures and adversely affect the availability of properties and the level of consumer usage, which could result in the loss of customers or revenue or harm to our business and results of operations.

We will lease or maintain server space in various locations. Our facilities are also subject to break-ins, sabotage, intentional acts of vandalism and potential disruptions if these facilities have difficulties.

Any unscheduled interruption in our service would result in an immediate loss of revenue. Frequent or persistent system failures that result in the unavailability of our website or slower response times could reduce the number of users accessing our website, impair our delivery of advertisements and harm the perception of our website as reliable, trustworthy and consistent sources of information. Our insurance policies will provide only limited coverage for service interruptions and may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems.

Laws and standards relating to data collection and use practices and the privacy of Internet users and other individuals could impair our efforts to maintain and grow our audience, thereby decreasing our future advertising and sponsorship revenues.

We will collect information from users who register to access certain content on our website, as well as from third party sources of data. Subject to the ability of our users to decline, we may use this information to provide our users content and advertising that may be of interest to them. We may also share information about registered users who have elected to receive additional promotional information with our advertisers. Internet user privacy and the use of our users’ information to track online activities are issues that are subject to rigorous regulatory discussions and analysis both in the U.S. and abroad. We will have privacy policies posted on our website that we believe will comply with laws applicable to us requiring notice about our information collection, use and disclosure practices. The U.S. federal and various state governments have adopted or proposed limitations on the collection, distribution and use of personal information of Internet users. Several foreign jurisdictions, including the European Union and Canada, have adopted legislation, including directives or regulations that may limit our collection and use of information from Internet users in these jurisdictions. Enforcement by regulators, including the FTC, will require us to provide consumers with notice, choice, security and access with respect to such information. The standards are subject to interpretation by courts and other governmental authorities. European data protection laws in particular can be more restrictive regarding the collection, use and disclosure of data as compared to the U.S. Because many of the proposed laws or regulations are in early stages, we cannot yet determine the impact these regulations may have on our business over time. We cannot assure you that the privacy policies and other statements we provide to users of our website, or our practices with respect to these matters, will be found sufficient to protect us from liability or adverse publicity in this area. A determination by a government agency, court or other governmental authority that any of our practices do not meet applicable standards or regulations, or the implementation of new standards or requirements, could result in liability and adversely affect our business. In addition, inquiries or proceedings involving foreign or U.S. data protection authorities may be expensive or time consuming, and their outcome is uncertain. Furthermore, we cannot assure you that our advertisers are currently in compliance, or will remain in compliance, with their own privacy policies, regulations governing consumer privacy or other applicable legal requirements. A number of U.S. state and federal bills have been proposed and are under consideration that contain provisions that would regulate how companies can use cookies and other tracking technologies to collect and use information about individuals and their online behaviors. The European Union, or EU, and some EU member states have already implemented legislation and regulations requiring advertisers to provide specific types of notice and obtain consent from individuals before using cookies or other technologies to track individuals and their online behavior and deliver targeted advertisements. We may be held liable if these parties advertise on our website or use the data we collect on their behalf in a manner that is not in compliance with applicable laws or regulations or posted privacy standards.

In addition, growing public concern about privacy, data security and the collection, distribution and use of personal information has led to self-regulation of these practices by the Internet advertising and direct marketing industry and increased federal and state regulation. We will participate in the Digital Advertising Alliance, or DAA, self- regulatory program under which we provide

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consumers with notice about our use of cookies and our collection and use of data in connection with the delivery of targeted advertising. Ensuring compliance with these industry standards could negatively impact our revenues or result in increased costs. Failure to comply with current or new industry standards could create liability for us, damage our reputation and result in a loss of users and advertisers.

We also may be subject to the Children’s Online Privacy Protection Act, or COPPA, which applies to operators of commercial websites and online services directed to U.S. children under the age of 13 that collect personal information from children, and to operators of general audience websites with actual knowledge that they are collecting information from U.S. children under the age of 13. Our website is not directed at children under the age of 13, and our registration process utilizes age screening in order to prevent under-age registrations. We believe that we will be in compliance with COPPA. COPPA, however, is subject to interpretation by courts and other governmental authorities. The failure to accurately anticipate the application, interpretation or legislative expansion of this law could create liability for us, result in adverse publicity and negatively affect our business.

Additionally, more burdensome laws or regulations, including consumer privacy and data security laws, could be enacted or applied to us or our advertising customers. Such laws or regulations could impair our ability to collect user information that helps us to provide more targeted advertising to our users, thereby impairing our ability to maintain and grow our audience and maximize advertising and sponsorship revenues from our customers. Users may also choose to opt-out of receiving targeted advertising or use browser settings or third-party technology to prohibit the delivery of advertising and thereby negatively impact our advertising and sponsorship revenues.

Developments in the healthcare industry could adversely affect our business.

A significant portion of our advertising and sponsorship revenues will be derived from the healthcare industry, including pharmaceutical, over-the-counter and consumer-packaged-goods companies, and could be affected by changes affecting healthcare spending. General reductions in expenditures by healthcare industry participants could result from, among other things:

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government regulation or private initiatives that affect the manner in which healthcare industry participants interact with consumers and the general public;

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consolidation of healthcare industry participants;

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reductions in governmental funding for healthcare; and

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adverse changes in business or economic conditions affecting pharmaceutical companies or other healthcare industry participants.

Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we will serve in the future. For example, use of our content offerings and advertising-based services could be affected by:

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changes in the design and provision of health insurance plans, including any new regulations that may stem from health reform initiatives that are pending before Congress;

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a decrease in the number of new drugs or pharmaceutical products coming to market; and

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decreases in marketing expenditures by pharmaceutical companies as a result of governmental regulation or private initiatives that discourage or prohibit advertising or sponsorship activities by pharmaceutical companies.

In addition, our advertising customers’ expectations regarding pending or potential industry developments may also affect their budgeting processes and spending plans with us.

The healthcare industry has changed significantly in recent years. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or, collectively, PPACA, was signed into law in March 2010 and makes extensive changes to the system of healthcare insurance and benefits in the U.S. In general, PPACA seeks to reduce healthcare costs and decrease the number of uninsured legal U.S. residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. PPACA also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members, increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. PPACA also enhances remedies against fraud and abuse and contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products.

In addition, other legislative changes have been proposed and adopted since PPACA was enacted. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our customers and

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accordingly, our financial operations. We expect that significant changes to the healthcare industry will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the demand for our offerings will exist or that we will have adequate technical, financial and marketing resources to react to changes in the healthcare industry.

We are unable to predict what the indirect impacts of PPACA and other health care reform initiatives will be on our company’s business through their effects on other healthcare industry participants, including hospital, pharmaceutical and medical device customers that we hope will generate revenues for our company, including as advertisers or as sponsors of certain of our business activities. Healthcare industry participants may respond to PPACA and other health care reform initiatives or to uncertainties created by PPACA and other health care reform initiatives by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies.

The healthcare industry is highly regulated and subject to changing political, legislative, regulatory and other influences. Existing and future laws and regulations affecting the healthcare industry could create unexpected liabilities for us, cause us to incur additional costs and restrict our operations. Many healthcare laws are complex, and their application may not be clear. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply with such laws and regulations, could create liability for us. Even in areas where we are not subject to healthcare regulation directly, we may become involved in governmental actions or investigations through our relationships with customers that are regulated, and participation in such actions or investigations, even if we are not a party and not the subject of an investigation, may cause us to incur significant expenses.

For example, there are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare programs’ anti-kickback law prohibits any person or entity from willingly offering, paying, soliciting or receiving anything of value, directly or indirectly, to induce or reward, or in return for either the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. Our sale of advertising and sponsorships to healthcare providers implicates these laws. However, we will review our practices to ensure that we comply with all applicable laws. The laws in this area are broad and we cannot determine precisely how the laws will be applied to our business practices. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to liability and require us to change or terminate some portions of our business.

Further, we will derive revenues from the sale of advertising and promotion of prescription and over-the-counter drugs. If the FDA or the FTC finds that any of the information provided on our website violates FDA or FTC regulations, they may take regulatory or judicial action against us and/or the advertiser of that information. State attorneys general may also take similar action based on their state’s consumer protection statutes. Any increase or change in regulation of advertising and promotion in the healthcare industry could make it more difficult for us to generate and grow our advertising and sponsorship revenues. Members of Congress, physician groups and others have criticized the FDA’s current policies and have called for more stringent regulation of prescription drug advertising that is directed at consumers and have urged the FDA to become more active in enforcing its current policies. We cannot predict what actions the FDA or industry participants may take in response to these criticisms. It is also possible that new laws, regulations or FDA policies could be promulgated that would impose additional restrictions on such advertising. Our advertising and sponsorship revenues could be materially reduced by additional restrictions on the advertising of prescription drugs and medical devices to consumers, whether imposed by law or regulation or required under policies adopted by industry members.

In addition, the practice of most healthcare professions requires licensing under applicable state law and state laws may further prohibit business entities from practicing medicine, which is referred to as the prohibition against the corporate practice of medicine. Similar state prohibitions may exist with respect to other licensed professions. We believe that we do not engage in the practice of medicine or any other licensed healthcare profession, or provide, through our portfolio of websites, professional medical advice, diagnosis, treatment or other advice that is tailored in such a way as to implicate state licensing or professional practice laws. We employ and contract with physicians, nutritionists and fitness instructors who provide only medical, nutrition and fitness information to consumers. However, a state may determine that some portion of our business violates these laws and may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and acted improperly as a healthcare provider may result in liability to us.

We believe that none of our future online services and future mobile applications will be subject to regulation as a medical device under applicable FDA regulations. However, it is possible that products and services that we may offer in the future could subject us to such regulation or that current rules could change or be interpreted to apply to some of our existing online services or mobile

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applications. Complying with such regulations could be burdensome and costly and could delay our introduction or new services or applications.

Lastly, the Federal False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. In addition, various states have enacted false claim laws analogous to the Federal False Claims Act. It is not clear whether there is a basis for the application of the False Claims Act to the types of services that we provide. However, we are aware that plaintiffs in the past have named a similar online health information provider in a complaint relating to the alleged off-label promotion of prescription drugs by a pharmaceutical manufacturer. Any action against us for violation of these laws could cause us to incur significant legal expenses and may adversely affect our ability to operate our business.

Changes in regulations could hurt our business and financial results.

It is possible that new laws and regulations or new interpretations of existing laws and regulations in the U.S. and elsewhere will be adopted covering issues affecting our business.

For example, Internet user privacy and the use of consumer information to track online activities are debated issues both in the U.S. and abroad. In February 2009, the FTC published Self-Regulatory Principles to govern the tracking of consumers’ activities online in order to deliver advertising targeted to the interests of individual consumers, sometimes referred to as behavioral advertising. These principles serve as industry guidelines. In addition, there is the possibility of proposed legislation and enforcement relating to behavioral advertising. We will have privacy policies posted throughout our website that we believe will comply with applicable laws requiring notice to users about our information collection, use and disclosure practices. We will also notify users about our information collection, use and disclosure practices relating to data we receive from our consumers. We cannot assure you that the privacy policies and other statements we provide to our users or our practices will be sufficient to protect us from liability or adverse publicity in this area. A determination by a state or federal agency or court or foreign jurisdiction that any of our practices do not meet applicable standards, or the implementation of new standards or requirements, could adversely affect our business.

Our business could be harmed if we are unable to correspond with potential consumers by e-mail.

We use e-mail as a significant means of communicating with our existing and potential consumers and healthcare professionals. The laws and regulations governing the use of e-mail for marketing purposes continue to evolve, and the growth and development of the market for commerce over the Internet may lead to the adoption of additional legislation or changes to existing laws. Such laws may impose additional restrictions on our ability to send e-mail to our users or potential users.

Notably, the CAN-SPAM Act regulates commercial e-mails, provides a right on the part of the recipient to request the sender to stop sending messages, and establishes penalties for the sending of e-mail messages that are intended to deceive the recipient as to source or content. An action alleging our failure to comply with CAN-SPAM and the adverse publicity associated with any such action could result in less user participation and lead to reduced revenues from advertisers. If we were found to be in violation of the CAN-SPAM Act, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of e-mail, whether as a result of violations by our partners or if we were deemed to be directly subject to and in violation of these requirements, we could be exposed to damages or penalties. We also may be required to change one or more aspects of the way we operate our business, which could impair our ability to market our services or increase our operating costs.

In addition to legal restrictions on the use of e-mail, Internet service providers and others typically attempt to block the transmission of unsolicited e-mail, commonly known as spam. If an Internet service provider or software program identifies e-mail from us as spam, we could be placed on a restricted list that would block our e- mail to consumers or potential consumers who maintain e-mail accounts with these Internet service providers or who use these software programs.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our internal controls and may require that we have such of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause

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us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company” is an issuer whose initial public offering was or will be completed after Dec. 8, 2011, and had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer’s EGC status terminates on the earliest of:

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The last day of the first fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more;

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The last day of the fiscal year of the issuer following the fifth anniversary of the date of the issuer’s initial public offering;

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The date on which such issuer has issued more than $1 billion in non-convertible debt securities during the prior three-year period determined on a rolling basis; or

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The date on which the issuer is deemed to be a “large accelerated filer” under the Exchange Act, which means, among other things, that it has a public float in excess of $700 million.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of Executive Officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

As an Emerging Growth Company our investors could suffer the loss of their investment in the event of a downturn of the economy, the loss of one or more of the Officers or Directors, broad market fluctuations, or revenues and operating results falling below our expectations.

Risks Relating to our Common Stock

The determination of the offering price of our Common Stock is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings.  Factors considered in determining the price of the shares include:

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the history of other similarly structured companies;

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prior offerings of those companies;

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our capital structure;

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securities exchange listing requirements;

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market demand;

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expected liquidity of our securities; and

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general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in our industry since we have no historical operations or financial results to compare them to.

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There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no public market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

If we apply for quotation on and fail to continue to comply with the quotation requirements of the OTC MARKETS, the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock quoted on the OTC MARKETS. If we choose to do so we will be subject to certain continued quotation standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTC MARKETS’s continued quotation standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The common shares offered in the primary offering are being offered by our officers and directors on a self- underwritten basis. We have not retained an underwriter to assist in offering the common shares. Our officers and directors have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common shares.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have not paid any cash dividends or distributions on our capital stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 3,000,000 shares of common stock, being registered for sale by the company. If additional shares of our common stock become available for resale in the public market pursuant to other offerings, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

The market price for our common shares will be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

While there is no current market for our common shares our price volatility in the future will be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats.  The volatility in our share price will be attributable to a number of factors.  First, our common shares will be compared to the shares of such larger, more established companies, sporadically and thinly traded.  As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be

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more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “will,” “would,” “could”, “may”, “should”, and words or phrases of similar meaning. They may relate to, among other things:

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a reduction in consumer and/or business spending in our market due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, events or occurrences affecting the securities and/or financial markets, occurrences affecting our common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors;

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risks relating to the business industry and our business, including competition, changes in consumer tastes and preferences, risks associated with expanding our business, increases in energy costs, demographic trends, traffic patterns, weather conditions, independent contractor availability, benefits and cost increases, litigation judgments or, government regulation, our ability to maintain adequate financing facilities, our liquidity and capital resources, prevailing interest rates and legal and regulatory matters;

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public health issues, including, without limitation risks relating to the spread of pandemic diseases;

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legal proceedings and regulatory matters; and

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other risks detailed in “Risk Factors” herein and in our reports filed from time to time with the SEC.

Additionally, our ability to expand our business is dependent upon various factors, such as the availability of capital on favorable terms, the ability to obtain various government permits and licenses, and the recruitment and training of skilled management and business employees.

All forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in “Risk Factors.” Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements made in this prospectus may not prove to be correct.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission 3,000,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act.  We will receive any proceeds from the sale of the common stock offered through this prospectus.  There is no minimum amount of shares that must be sold by the Company during this offering.  The following table provides information on how we plan to us the funds from the sale of our securities.

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Table 1.0 Use of Proceeds

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Auditors and PCAOB fees	$10,000.00	$10,000.00	$10,000.00	$10,000.00
Establishing an office	$5,000.00	$10,000.00	$15,000.00	$20,000.00
Contract Writers, Doctors	$20,000.00	$40,000.00	$60,000.00	$75,000.00
Website development	$15,000.00	$20,000.00	$50,000.00	$65,000.00
Marketing and SEO	$25,000.00	$70,000.00	$90,000.00	$130,000.00
Total	$75,000.00	$150,000.00	$225,000.00	$300,000.00

DETERMINATION OF OFFERING PRICE

The determination of the offering price was performed by management.  Factors included in the determination of the offering price were both current and projected market information.  Since our stock is not trading on any national securities exchange and is not quoted on any over-the-counter market, use of current trading prices was not possible.   By looking at companies similarly situated in our industry with similar levels of risk that are trading on a national securities exchange or is quoted on any over-the-counter market management believes that the offering price is reasonable based on the trading price of stocks in our industry.

DIVIDEND POLICY

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

DILUTION

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest may be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.  As of December 31, 2014 our net tangible book value was $6,000 or ($0.0003) per share.

Table 2.0 Dilution Per Share

Amount of Shares Sold	Dollar Amount Raised	Adjusted tangible book value per share	Decrease Per Share For New Shareholders	Increase Per Share For Existing Shareholders
750,000	US$ 75,000	0.00319	US$0.022	US $0.0293
1,500,000	US$150,000	0.00363	US$0.044	US$0.00585
2,250,000	US$225,000	0.0095	US$0.066	US$0.00876
3,000,000	US$300,000	0.01275	US$0.088	US $0.0117

Table 3.0 Dilution Comparison of Current Versus New Shareholders

Dollar Amount Raised	Price Paid By Current Shareholders	Percent of Consideration Paid By Current Shareholders	Percent of Securities Owned by existing Shareholders after the offer	Percent of Consideration Paid By New Shareholders	Percent of Securities Owned By New Shareholders
US$ 75,000	0.0003	0.08%	96.50%	99.02%	3.50%
US$150,000	0.0003	0.04%	93.00%	99.06%	7.00%
US$225,000	0.0003	0.03%	89.50%	99.07%	10.50%
US$300,000	0.0003	0.02%	86.00%	99.98%	14.00%

IMPACT OF THE “PENNY STOCK” RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with

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net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the “penny stock” rules.

SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock by the Company.  None of the stock owned by our current security holders will be offered for sale during this registration. The following table sets forth information on our security holders.

Table 4.0 Security Holders

Name of Security Holder	Shares beneficially owned as of the date of this prospectus [1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete		Position, Officer or other material relationship to the Company within last three years
				If All Offering Shares sold	If No shares sold [2]
Thomas McCrimmon, IV	10,000,000	47.62%	0	41.67%	47.62%	President
Jack Najjar	10,000,000	47.62%	0	41.67%	47.62%	Vice-President
George Restea	1,000,000	4.76%	0	4.17%	4.76%	Vice-President
Totals:	21,000,000	100%	0	87.51%	100%
[1] The number of shares held before and after this Offering. [2] The percentage held after this offering and assuming none of the shares in the offering are sold

PLAN OF DISTRIBUTION

The selling stockholders, and any of their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  Our Common Stock is presently not traded on any market or securities exchange.  Accordingly, for our selling stockholders the sales price to the public is fixed at $0.10 per share until our Common Stock is traded on a national exchange or the OTCBB.  We have not been advised of any arrangements by the selling stockholders for the sale of any of the Common Stock owned by them.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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crosses, where the same broker acts as an agent on both sides of the trade;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the transfer; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the transfer is complete.

Any selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that statute, including, without limitation, possibly Regulation M. This may limit the timing of purchases and sales of any of the securities by a selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen Directors. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 5.0 Directors and Executive Officers

Name	Age	Position
Thomas McCrimmon, IV	41	President/Chief Financial Officer/Director and Chairman of the Board
Jack Najjar	27	Vice-President/Director
George Restea, M.D.	62	Vice-President/Director

Background of Executive Officers and Directors

Mr. Thomas McCrimmon, IV has served as our President and Chairman of the Board of Directors since the incorporation of Lucent Pharma, Inc. on February 20, 2014.  He has over sixteen (16) years of business experience.  He was awarded his degree from the University of South Florida in 1998, a B.A. in psychology with a minor in philosophy.  In 2009 he opened the Franklin Street Sushi restaurant.  He was responsible for site location and the build-out of the restaurant.  As owner he handled the hiring of all personnel; developed the food processes and menu; developed all marketing and promotions; and developed and handled the internal books and financial records of the company.  In early 2010 he became an Officer/Director of Gold Royalty Corporation.  His was responsible for the reorganization and refocusing of the company with the focus on acquiring gold royalties.  He made contact with potential partners in South America, gathered information on the testing of reserves and the costs associated with opening and operating a mine.  He developed and built the corporate website.  As a reporting company he managed all SEC compliance through interactions with securities the corporate attorney, transfer agent, and accountant.

From his departure at Gold Royalty he became an Officer/Director of Ally Pharma, U.S., Inc. where he stayed through 2014.

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He developed new structure and aims for the company with the focus on the pharmaceutical industry.  He networked with doctors in the area as well as universities to explore potential treatments and drugs.  He was responsible for managing all SEC compliance through active dealings with the corporate securities attorney, transfer agent, and accountant.  He negotiated a reverse merger with a technology company.

In February of 2014, Mr. McCrimmon started Lucent Pharma, Inc.  As the founder he has been developing the concept for the company and developed a website, ihealthcue.com, to provide news and developments in the pharmaceutical and biotechnology sectors.

Jack Najjar has served as our Vice-President and Director since our incorporation on February 20, 2014.  Mr. Najjar has six (6) years business experience. He has managed 160,000 feet of commercial properties for NAJCO from December 2011 to the present.  His responsibilities include leasing, marketing, business development, local municipalities’ compliances to code, dealing with Jacksonville electric authorities, pay bills to various venders, contractors and employees. Also, he is responsible for tenants’ improvements, common area costs, maintenance, Landscape and remolding, and dealing with architects.  He manages billing, rent collection, accounting, cash flow and initiated legal proceedings with noncompliant tenants and tenants with rental default.

Dr. George Restea has served as our Vice-President and Director since our incorporation on February 20, 2014.  Dr. Restea received his pre-medical education at DePaul University.  He completed his medical degree at the Institute of Medicine and Pharmacy at the University of Bucharest and received his degree in 1979.  He has worked as a physician and is currently the Medical Director of the Respiratory Therapy Department, Physical Therapy and Rehabilitation at the Bradford Hospital in Starke, Florida since 1988.  He is a member of the American Medical Association; Florida Medical Society; and the American Academy of Sleep Medicine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of May 15, 2015 and our Officers and Directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 4.0 (See “Security Holders”) have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 6.0 Security Ownership of Certain Beneficial Owners

		Amount and Nature of Beneficial Ownership:		Percent of Class:[1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Thomas McCrimmon, IV 6542 Triest Avenue, Keystone Heights, FL 32656	10,000,000	10,000,000	47.62%	41.67%
Common Stock	Jack Najjar 6542 Triest Avenue, Keystone Heights, FL 32656	10,000,000	10,000,000	47.62%	41.67%
Common Stock	George Restea, M.D. 6542 Triest Avenue, Keystone Heights, FL 32656	1,000,000	1,000,000	4.76%	4.17%
Common Stock	All Beneficial Owners as a Group	21,000,000	21,000,000	100%	87.51%
[1] The percentages assume that all of the shares being offered in this registration are sold.

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Table 7.0 Security Ownership of Management

		Amount and Nature of Beneficial Ownership:		Percent of Class:[1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Thomas McCrimmon, IV 6542 Triest Avenue, Keystone Heights, FL 32656	10,000,000	10,000,000	47.62%	41.67%
Common Stock	Jack Najjar 6542 Triest Avenue, Keystone Heights, FL 32656	10,000,000	10,000,000	47.62%	41.67%
Common Stock	George Restea, M.D. 6542 Triest Avenue, Keystone Heights, FL 32656	1,000,000	1,000,000	4.76%	4.17%
Common Stock	All Executive Officers and Directors as a Group	21,000,000	21,000,000	100%	87.51%
[1] The percentages assume that none of the shares owned by the beneficial owners are sold.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 1,000,000,000 shares of common stock, par value per share, $0.0001, of which 21,000,000 shares are issued, outstanding, and held by 3 stockholders of record. The following description summarizes all of the material terms of our securities.  Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our Articles of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Preferred Stock

Our Articles of Incorporation do not authorize the issuance of preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

No dividends have been paid since our incorporation on February 20, 2014. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

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Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 3,000,000 outstanding common shares registered for sale by the company in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock if our stock becomes quoted on an exchange medium.

We currently have no shareholder holding shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation do not provide any provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management.  The holders of our common stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the board.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Our By-laws do not provide any provisions that may have anti-takeover effects.

Control Share Acquisitions

The “control share” provisions of Sections 607.0902, of the Florida Statutes, means shares that, except for this section, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

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One-fifth or more but less than one-third of all voting power;

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One-third or more but less than a majority of all voting power; and

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A majority or more of all voting power.

Control-share acquisition means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.  For purposes of this law, all shares, the beneficial ownership of which is acquired within 90 days before or after the date of the acquisition of the beneficial ownership of shares which result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control-share acquisition shall be deemed to have been acquired in the same acquisition.

For purposes of this law, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this section has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

The acquisition of any shares of an issuing public corporation does not constitute a control-share acquisition if the acquisition is consummated in any of the following circumstances:

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Before July 2, 1987.

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Pursuant to a contract existing before July 2, 1987.

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Pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer.

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Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this section.

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Pursuant to a merger or share exchange effected in compliance with s. 607.1101, s. 607.1102, s. 607.1103, s. 607.1104, or s. 607.1107, if the issuing public corporation is a party to the agreement of merger or plan of share exchange.

An “issuing public corporation” means a corporation that has one hundred (100) or more shareholders; has its principal place of business, its principal office, or substantial assets within this state; and either more than 10 percent (10%) of its shareholders resident in this state; more than 10 percent (10%) of its shares owned by residents of this state; or one thousand shareholders resident in this state.

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Unless the corporation’s articles of incorporation or bylaws provide that this section does not apply to control-share acquisitions of shares of the corporation before the control-share acquisition, control shares of an issuing public corporation acquired in a control-share acquisition have only such voting rights as are conferred by subsection (9) Section 607.0902.

Control shares acquired in a control-share acquisition have the same voting rights as were accorded the shares before the control-share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.  To be approved under this subsection, the resolution must be approved by:

•

Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series, with the holders of the outstanding shares of a class or series being entitled to vote as a separate class if the proposed control-share acquisition would, if fully carried out, result in any of the changes described in s. 607.1004; and

•

Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

Any control shares that do not have voting rights because such rights were not accorded to such shares by approval of a resolution by the shareholders pursuant to paragraph (b) shall regain voting rights and shall no longer be deemed control shares upon a transfer to a person other than the acquiring person or associate or affiliate, as defined in s. 607.0901, of the acquiring person unless the acquisition of the shares by the other person constitutes a control-share acquisition, in which case the voting rights of the shares remain subject to the provisions of this section.

The effect of the Florida control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Florida control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

We have not engaged an outside transfer agent and registrar.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have retained Hillary CPA Group, an independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Hillary CPA Group’s report is given based on their authority as an expert in accounting and auditing.  Hillary CPA Group has provided audited financials for Lucent Pharma, Inc., for the period ended June 30, 2015. Our fiscal year end is December 31.  Since our company is a development stage company and has no operations we have audited our financials as of the most recent practical date.

Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered, which appears elsewhere in this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws do not permit us to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Lucent Pharma, Inc., pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

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ORGANIZATION WITHIN LAST FIVE YEARS

Lucent Pharma, Inc. was formed as a Florida Corporation effective on February 20, 2014 under the Laws of the State of Florida.  The Company does not have any subsidiaries or related companies and is considered a development stage company.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS

Business Development

Lucent Pharma, Inc. was formed on February 20, 2014 under the Laws of the State of Florida.   Since its inception we have been developing a website, ihealthcue.com to provide news and developments in the pharmaceutical and biotechnology sectors.  We are considered a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.  As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.  At June 30, 2015 the company had total assets of $7,927 and liabilities of $4,010.  The company has had no revenues from operations and has a loss of $3,010 at June 30, 2015.  We have therefore disclosed that we consider Lucent to be a shell company as defined in Rule 405 of the 1933 Securities Act rules.

Our Employees

At October 15, 2015, there were no paid full-time employees.  Our President, Thomas McCrimmon, IV and our Vice-Presidents Jack Najjar and Dr. George Restea have been performing the work for the Company.  Mr. McCrimmon devotes approximately 25 hours per week and Messrs. Najjar and Restea each devote approximately 15 hours per week to the Company.

Reports to Security Holders

We will be required to file reports and other information with the U.S. Securities and Exchange Commission (“SEC”) when our registration statement is effective and we are a fully reporting company. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at <www.sec.gov>. We believe that we will be an electronic filer making our information available through an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  This information may be found at www.sec.gov.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

•

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

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In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

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The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

MANAGEMENT’S PLAN OF OPERATION

We were formed on February 20, 2014 for the purpose of operating a website, ihealthcue.com to provide news and developments in the pharmaceutical and biotechnology sectors.  We are considered a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.  As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for the operation of our proposed website ihealthcue.com.  We consider Lucent Pharma, Inc. a development stage company.

Our Business Strategy

We are a development stage company as defined by the Financial Accounting Standards Board (FASB) ASC No. 915.  Since inception we have devoted substantially all of our efforts establishing a new business and while operations have not commenced we have generated expenses and no revenue from our limited efforts.  We hope to provide services through the Internet disseminating news and developments in the pharmaceutical and biotechnology sectors through the website ihealthcue.com.

We are seeking to be a provider of digital health and wellness solutions. We will combine digital content from leading health brands with data and analytics technology to provide a highly personalized and differentiated content experience to our users. Our content portfolio and data and analytics will provide marketers with a platform to promote their products and services in a highly targeted and measurable manner, influence purchase decisions and drive better health compliance. We believe that we are well positioned to capitalize on opportunities presented by the growing importance of consumer engagement, data and analytics and digital technologies in the rapidly evolving health and wellness industries.

We hope to provide consumers and healthcare professionals with a multi-brand, multi-channel content experience that can be accessed anytime and anywhere a health-related decision is made. Consumers will be able to use our content, interactive tools and mobile applications to manage a broad array of health and wellness needs on a daily basis, including weight loss, exercise, healthy pregnancy, diet and nutrition and medical conditions. We will also provide healthcare professionals with news, tools and information needed to stay abreast of industry, legislative and regulatory developments in major medical and biotechnology specialties.

Key trends we believe will affect our business

We believe that the following key trends will impact our ability to commence operations:

•

Marketers are allocating an increasing proportion of their advertising spending to online advertising and are seeking solutions that better target their audience and maximize return on investment, or ROI. We believe that the ability to offer complex data-driven solutions that demonstrate ROI will be a key determinant in our success in attracting marketing dollars. We also believe that the online percentage of the total health-related advertising market is still relatively small, and that this percentage will increase in the coming years.

•

The Internet and digital and mobile devices have become indispensable for both consumers seeking to take a more active role in managing their diverse health and wellness needs and healthcare professionals striving to provide better care for their patients and manage their practices more efficiently. We believe that individuals will increasingly seek out digital content and solutions, and spend more time interacting with these digital channels, to educate themselves, directly manage and monitor their health and wellness, and make a wide array of other health-related purchase decisions, including purchasing health insurance.

•

The pharmaceutical industry is experiencing a major shift from large mass-market “blockbuster” drugs to niche or specialty medications that target discrete patient populations. At the same time, dramatically-reduced sales forces and other restrictions on interacting directly with physicians have made it more difficult for pharmaceutical companies to efficiently market their products and services. As a result, we believe the need for these companies to interact with consumers and physicians more directly through digital channels will increase significantly.

•

The evolving healthcare environment is forcing many health-related companies to face new challenges and adopt, in many cases for the first time, strategies targeting consumers and healthcare professionals. We believe a large and engaged audience, premium brands and a rich database of user information can afford us the opportunity to commence operations and to grow our revenues as these entities, including health insurance companies, pharmacy benefit

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management companies and health information technology vendors, seek new ways to drive down costs, acquire new customers and utilize technology to achieve better health outcomes.

Revenues

We hope to generate revenues from advertising and sponsorships, premium services, including subscriptions and licensing fees.

Our advertising and sponsorship revenues, also referred to as marketing solutions revenue, will consist primarily of revenues generated from:

•

interactive brand sponsorships, which will consist of our integrated database marketing programs and sponsorships within the ihealthcue.com website, which typically include both components that are sold based on a cost-per-impression basis (in which we are paid based on the number of advertisements we display) and components that are sold based on a cost-per-visitor basis (in which we are paid for delivering a visitor to an advertiser’s website);

•

display advertisements on the ihealthcue.com website;

•

advertising and sponsorship revenues attributable to interactive brand sponsorships.

We will not distinguish between desktop and mobile channels in the structuring and pricing of our marketing campaigns.  We believe mobile channels have become increasingly important in fulfilling marketing campaigns.

We believe our advertisers and sponsors will consist primarily of pharmaceutical companies, manufacturers and retailers of over-the-counter products and consumer-packaged-goods and healthcare providers, such as hospitals and other healthcare professionals.

Liquidity and Capital Resources

Further, we have incurred and expect to continue to incur costs in pursuit of the building and operation of our website. Our plans to raise capital may not be successful.  Our loss of $3,010 at June 30, 2015 is not sufficient to sustain our operations.  The company will need to raise additional funds in its offering to sustain any operation in the future.

If our estimate of the costs of undertaking our website operation is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business. Moreover, we may need to obtain financing. If cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect. The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

The Company does not have employment contracts with its key employees, including the officers of the Company.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2015. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of our website business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404.

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Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

DESCRIPTION OF PROPERTY

We currently maintain our principal executive offices at 6542 Triest Avenue, Keystone Heights, FL  32656.  Our office is located in the building that houses the medical offices of our Vice-President Dr. George Restea.  The building has approximately 500 square feet where we occupy a small office space.  All of the secretarial and office services are provided by the medical practice of Dr. Restea.  The office space and services are provided at no charge until the company raises sufficient capital to maintain its own offices.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the business needs. We presently expect our executive officers (as a group) to devote an average of approximately 40 hours per week to our business. We do not intend to have any full time employees prior to our commencing operations through our website.

Periodic Reporting and Audited Financial Statements

We are registering our common stock under the 1933 Securities Act, as amended and upon effectiveness of this registration statement will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We may be required by the Sarbanes-Oxley Act to have our internal control procedures audited for the fiscal year ending December 31, 2015.

We are an emerging growth company as defined in the JOBS Act and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any Director, Executive Officer, or any security holder who is a beneficial owner or any member of the immediate family of the Officers and Directors.

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AUDIT COMMITTEE

We currently have no independent directors on our board and therefore we do not have an audit committee comprised of any independent directors. At this time, we rely on our President and Director, Thomas McCrimmon, IV for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.  Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. McCrimmon as both our Company President and Director and our audit committee financial expert is not detrimental to the Company. Mr. McCrimmon has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock has not been approved for quotation on the OTC MARKETS or any other quotation medium.   There is no established public trading market for our securities. There can be no assurance that a regular trading market will develop or if developed, may not be sustained.

As of September 30, 2015, we have not appointed an outside transfer agent.

Dividend Policy

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

We have three (3) stockholders of record of our common stock as of September 30, 2015.

EXECUTIVE COMPENSATION

At the present time Mr. McCrimmon, Mr. Najjar and Dr. Restea receive no cash compensation for their services. We do not have an employment agreement with any of our officers and director and they do not and have not received any cash compensation nor do they have any provision for stock options or other equity incentives at this time. The following table sets forth information concerning the annual and long-term compensation of our Officers and Directors, and the most highly compensated employee and/or executive Officers.  The listed individuals shall be hereinafter referred to as the “Named Executive Officer.”

Table 8.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Thomas McCrimmon, IV1	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2015 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jack Najjar[2]	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2015 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Dr. George Restea[3]	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2015 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] There is no employment contract with Mr. McCrimmon.  Nor are there any agreements for the compensation in the future.

[2] There is no employment contract with Mr. Najjar.  Nor are there any agreements for the compensation in the future.

[3] There is no employment contract with Dr. Restea.  Nor are there any agreements for the compensation in the future.

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Table 9.0 Outstanding equity awards for 2014 and 2015 Year to Date

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value Of Shares Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas McCrimmon, IV	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jack Najjar	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Dr. George Restea	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, Directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 10.0 Director Compensation for 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Thomas McCrimmon, IV	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jack Najjar	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Dr. George Restea	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CODE OF ETHICS

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

I.

Conflicts of Interest and Other Matters

Conflicts of interest may arise when an employee’s position or responsibilities with the Company present an opportunity for personal gain apart from the normal compensation provided through employment. The following guidelines are provided:

A.

Protection and Proper Use of Company Funds and Assets

The assets of the Company are much more than its properties, facilities, equipment, corporate funds and computer systems; they include technologies and concepts, business strategies and plans, as well as information about its business. These assets may not be improperly used and/or used to provide personal benefits for employees. In addition, employees may not provide outside persons with assets of the Company for the employee’s personal gain or in such a manner as to be detrimental to the Company. Employees should protect the Company’s assets and ensure their efficient and proper use. Theft, carelessness and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes.

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B.

Confidential Information

As part of an employee’s job, he/she may have access to confidential information about the Company, its employees, agents, contractors, customers, suppliers and competitors. Unless released to the public by management, this information should not be disclosed to fellow employees who did not have a business need to know or to non-employees for any reason, except in accordance with established corporate procedures. Confidential information of this sort includes, but is not limited to, information or data on operations, business strategies and growth, business relationships, current or future personnel, processes, systems, procedures and financial information.

C.

Outside Financial Interests Influencing an Employee’s Decisions or Actions

Employees should avoid any outside financial interest that might influence their decisions or actions on matters involving the Company or its businesses or property. Such interests include, among other things: (i) a significant personal or immediate family interest in an enterprise that has significant business relations with the Company; or (ii) an enterprise or contract with a supplier, service-provider or any other company or entity where the employee or a member of the immediate family of the employee is a principal or financial beneficiary other than as an employee. All such interests should be disclosed by the employee to the Company’s Compliance Officer.

D.

Outside Activities Having Negative Impact On Job Performance

Employees should avoid outside employment or activities that would have a negative impact on their job performance with the Company, or which are likely to conflict with their job or their obligations to the Company.

E.

Business Opportunities; Competitive Interests; Corporate Opportunities

No employee may enter into any contract or arrangement, own any interest or be a director, officer or consultant in or for an entity which enters into any contract or arrangement (except for the ownership of non-controlling interests in publicly-traded entities) with the Company for the providing of services to the Company unless and until the material facts as to the relationship or interest and the contract or transaction are fully disclosed to the Company’s Compliance Officer and, if approved by the Company, the Company’s Compliance Officer shall provide written confirmation of the approval of said contract or transaction.

Employees owe a duty to the Company to advance its legitimate interests when the opportunity arises to do so. Employees should refrain from and shall be prohibited from: (i) taking for themselves or for their personal benefit opportunities that could advance the interests of the Company or benefit the Company when such opportunities are discovered through the use of Company property, information or position; (ii) using Company property, information or position for personal gain; or (iii) competing with the Company.

II.

Dealing With Suppliers, Customers And Other Employees

The Company obtains and keeps its business because of the quality of its operations. Conducting business, however, with other employees, suppliers and customers can pose ethical or even legal problems. The following guidelines are intended to help all employees make the appropriate decision in potentially difficult situations.

A.

Bribes and Kickbacks

No employee of the Company may ever accept or pay bribes, kickbacks or other types of unusual payments from or to any organization or individual seeking to do business with, doing business with or competing with the Company.

B.

Gifts

Employees may accept gifts or entertainment of nominal value as part of the normal business process if public knowledge of the employee’s acceptance could cause the Company no conceivable embarrassment. Even a nominal gift and/or entertainment should not be accepted if it might appear to an observer that the gift and/or entertainment would influence the employee’s business decisions. The term “nominal value” applies to the amount of the gift and/or its frequency ;i.e., frequent gifts, even if of nominal value, are unacceptable. The term “entertainment” includes, but is not limited to, meals, charitable and sporting events, parties, plays and concerts. If you have any questions about the acceptance of entertainment or gifts, ask the Company’s Compliance Officer for advice.

C.

Travel and Entertainment Expenses

Employees must comply with the Company’s policy on travel and entertainment expenses as set forth in the Company’s policies and procedures, as the same may be amended or supplemented from time to time.

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D.

Relations with Government Personnel

The Company will not offer, give or reimburse expenses for entertainment or gratuities (including transportation, meals at business meetings or tickets to sporting or other events) to government officials or employees who are prohibited from receiving such by applicable government regulations.

E.

Payments to Agents, Consultants, Distributors, Contractors

Agreements with agents, sales representatives, distributors, contractors and consultants should be in writing and should clearly and accurately set forth the services to be performed, the basis for earning the commission or fee involved and the applicable rate or fee. Payments should be reasonable in amount and not excessive in light of the practice in the trade and commensurate with the value of services rendered.

F.

Fair Dealing

Each employee should endeavor to deal fairly with the Company’s customers, suppliers, competitors and other employees.

III.

Books and Records

False or misleading entries shall not be made in any reports, ledgers, books or records of the Company nor shall any misrepresentation be made regarding the content thereof. No employee may engage in an arrangement that in any way may be interpreted or construed as misstating or otherwise concealing the nature or purpose of any entries in the books and records of the Company. No payment or receipt on behalf of the Company may be approved or made with the intention or understanding that any part of the payment or receipt is to be used for a purpose other than that described in the documents supporting the transaction.

IV.

Competitive Practices

In business, it is inevitable that the Company and its competitors will meet and talk from time to time; this is neither against the law nor to be avoided. What will not be tolerated is collaboration with competitors in violation of the law on such things as pricing, production, marketing, inventories, product development, sales territories and goals, market studies and proprietary or confidential information.

As a vigorous competitor in the marketplace, the Company seeks economic knowledge about its competitors; however, it will not engage in illegal acts to acquire a competitor’s trade secrets, financial data, information about company facilities, technical developments or operations.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

As described below, in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Certain of our officers and directors are now, and all may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Unless we consummate our initial business combination, our officers, directors and original shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•

The shares beneficially owned by our officers and directors will be released from the trust account only if our initial business combination is successfully completed. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their shares. Furthermore, our officers, directors and original shareholders have orally agreed that their securities will not be sold or transferred by them until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect our initial business combination with.

In general, officers and directors of a corporation incorporated under the laws of the State of Florida are required to present business opportunities to a corporation if:

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•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. The above mentioned conflicts may not be resolved in our favor.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our shareholders, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless a majority of our shareholders determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or original shareholders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our officers, directors, members of our management team, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Indemnification of Directors and Officers

Our Articles of Incorporation do not include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws do not permit us to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Lucent Pharma, Inc., pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the Officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

EXPERTS

Certain of the financial statements of Lucent Pharma, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by Hillary CPA Group, independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Lucent Pharma, Inc., by Harrison Law, P.A.,

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WHERE YOU CAN FIND FURTHER INFORMATION

Lucent Pharma, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Lucent Pharma, Inc. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, but does include the material provisions, if any, of any contract or document filed as an exhibit or schedule. For further information with respect to Lucent Pharma, Inc., and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such service fleets upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete within the Form S-1 and, in each instance, reference is made to the copy of such contract or document filed as an additional exhibit to the registration statement filed with the Securities and Exchange Commission, each such statement being qualified in all respects by such reference.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the offering by this prospectus (assuming none of the individuals listed purchase shares in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Table 10.0 Security Holders

				Percent owned after offering is complete
Name of Security Holder	Shares beneficially owned as of the date of this prospectus [1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	If All Offering shares sold[1]	If No Offering shares sold[2]	Position, Officer or other material relationship to the Company within last three years
Thomas McCrimmon, IV	10,000,000	47.62%	0	47.62%	47.62%	President
Jack Najjar	10,000,000	47.62%	0	47.62%	47.62%	Vice-President
George Restea	1,000,000	4.76%	0	4.76%	4.76%	Vice-President
Totals:	21,000000	100%	-0-	100%	100%
[1] The number of shares held by the current Security Holders before and after the offering. [2] The percentage held in the event none of the shares offered in the offering are sold.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that

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may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

\

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accountant

To the Board of Directors

Lucent Pharma, Inc.

6542 Triest Avenue

Keystone Heights, FL 32656

We have audited the accompanying balance sheet of Lucent Pharma, Inc. (“the Company”) as of December 31, 2014 and the related statements of income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, at December 31, 2014 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

David L. Hillary, Jr., CPA, CITP

Noblesville, Indiana

May 26, 2015

5797 E 169th Street, Suite 100, Noblesville, IN 46062 Officer: 317-222-1416 Fax: 855-741-5915 www.hillarycpagroup.com

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Balance Sheet

(Audited)

December 31, 2014
(Audited)

ASSETS

Current assets
Cash	$437
Prepaid expenses	7,500
Total current assets	7,937

Total assets	$7,937

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Note payable – related party	$2,010
Total current liabilities	2,010

Total liabilities	$2,010

STOCKHOLDERS' EQUITY
Common stock: authorized 1,000,000,000; $0.0001 par value; 21,000,000 shares issued and outstanding at December 31, 2014	2,100
Additional paid-in-capital	6,000
Profit (loss) accumulated during the development stage	(2,173)
Total Stockholders' Equity	5,927

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,937

The accompanying notes are an integral part of these financial statements

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Statement of Operations

(Audited)

From Inception (February 20, 2014) through December 31, 2014
REVENUES
Sales	$-
Total income	-

OPERATING EXPENSES:
General & administrative expenses	2,173
Total expenses	$2,173

Income before income tax	(2,173)

Provision for income tax	-

NET INCOME (LOSS) FOR PERIOD	$(2,173)

Net gain (loss) per common share: basic and diluted	$(0.0001)

Weighted average number of shares outstanding: basic and diluted	21,000,000

The accompanying notes are an integral part of these financial statements

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Statement of Changes In Stockholders’ Equity

From February 20, 2014 (Inception) to December 31, 2014

(Audited)

	Common Stock		Additional Paid in Capital	Accumulated Gain (Deficit)	Total Shareholders' Equity
	Shares	Amount

Balance, February 20, 2014 (Inception)	0	-	-	-	-

Common shares issued for services rendered	21,000,000	2,100			2,100

Additional paid-in-capital	-		6,000		6,000

Net gain (loss)				(2,173)	(2,173)

Balance, December 31, 2014	21,000,000	2,100	6,000	(2,173)	5,927

The accompanying notes are an integral part of these financial statements

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Statements of Cash Flows

 (Audited)

From Inception (February 20, 2014) through December 31, 2014
OPERATING ACTIVITIES:
Net income (loss)	$(2,173)
Adjustment to reconcile net loss to net cash provided by operations:
(Increase)/Decrease in prepaid expenses	(7,500)
(Increase)/Decrease in notes payable	2,010
Net cash provided by (used in) operating activities	(7,663)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,100
Capital contributed	6,000
Net cash provided by financing activities	$8,100

INVESTING ACTIVITIES:
Net cash provided by investing activities	$-

Net increase in cash	437

Cash, beginning of period	-

Cash, end of period	$437

The accompanying notes are an integral part of these financial statements

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – BACKGROUND INFORMATION

Lucent Pharma, Inc. (the "Company") is a for profit corporation established under the corporation laws in the State of Florida, United States of America on February 20, 2014.

Since inception the Company has devoted substantially all of its efforts to establishing a new business. While operations have not commenced, the Company has generated expenses and no revenue from the limited efforts.  The Company expects to provide services through the internet by disseminating news and developments in the pharmaceutical and biotechnology sectors through the website ihealthcue.com.

The Company is seeking to be a provider of digital health and wellness solutions. The Company will combine digital content from leading health brands with data and analytics technology to provide a highly personalized and differentiated content experience to users. The content portfolio as well as data and analytics will provide marketers with a platform to promote their products and services in a highly targeted and measurable manner, influence purchase decisions and drive better health compliance.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of December 31, 2014 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Lucent Pharma, Inc.,” “we,” “us,” “our” or the “company” are to Lucent Pharma, Inc.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of December 31, 2014 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (February 20, 2014) through December 31 2014 of $2,073.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings per Share

 The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company has not recognized any revenues since inception.

Fair value of financial instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Any fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Stock-based compensation

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

Recently Issued Accounting Principles

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – PREPAID EXPENSES

The Company paid a total of $7,500.00 as retainers for legal and accounting services to be performed related to the upcoming SEC S-1 filing.

NOTE 5 – LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 6 – CAPTIAL STOCK

The Company issued 21,000,000 shares of common stock to the Company’s three officers at par value for services provided during the start-up phase

NOTE 7 – RELATED PARTY TRANSACTIONS

In 2014, the Company’s CEO contributed capital to the Company in the amount $6,000. This amount was allocated to Additional Paid-In-Capital.

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

In 2014, the Company’s CEO loaned the Company $2,010 for operating expenses. The amount, $2,010 at December 31, 2014, is being carried as a note payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 8 – INCOME TAX

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions for any of the reporting periods presented.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued.

The Company held meetings on February 27, 2015 and March 15, 2015 for the purpose of offering a private placement stock sale to family and friends of the Company’s officers. There were no shares sold at either of these meetings and the offering was closed on March 15, 2015.

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accountant

To the Board of Directors

Lucent Pharma, Inc.

6542 Triest Avenue

Keystone Heights, FL 33656

We have reviewed the accompanying balance sheet, income statement, and statement of cash flow of Lucent Pharma, Inc. as of June 30, 2015 for the six months then ended. This interim financial information is the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statement for it to be in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Noblesville, Indiana

September 25, 2015

5797 E 169th Street, Suite 100, Noblesville, IN 46062 Officer: 317-222-1416 Fax: 855-741-5915 www.hillarycpagroup.com

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Balance Sheet

	June 30, 2015 (Unaudited)	December 31, 2014 (Audited)

ASSETS

Current assets
Cash	$427	$437
Prepaid expenses	7,500	7,500
Total current assets	7,927	7,937

Total assets	$7,927	$7,937

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Note payable – related party	4,010	2,010
Total current liabilities	$4,010	$2,010

Total liabilities	$4,010	$2,010

Stockholders’ equity
Common stock: authorized 1,000,000,000; $0.0001 par value; 21,000,000 shares issued and outstanding	2,100	2,100
Additional paid-in-capital	7,000	6,000
Profit (loss) accumulated during the development stage	(5,183)	(2,173)
Total stockholders’ equity	3,917	5,927

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	7,927	7,937

The accompanying notes are an integral part of these financial statements

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Statement of Operations

For the three and six months periods ending June 30, 2015

(unaudited)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015		For the Six Months Ended June 30, 2014	From Inception From Inception (February 20, 2014) through June 30, 2015
REVENUE:
Sales	$-	$-	$-		$-	$-
Total income

OPERATING EXPENSES:
General & administrative expenses	3,010	44	3,010		44	5,183
Total operating expenses	3,010	44	3,010		44	5,183
				$
Income before income tax	(3,010)	(44)	(3,010)		(44)	(5,183)

Provision for income tax	-	-	-		-	-

NET LOSS	$(3,010)	$(44)	$(3,010)		(44)	$(5,183)

Net gain (loss) per common share: Basic and diluted	(0.0001)	(0.0000)	(0.0001)		(0.0000)	(0.0002)

Weighted average number of shares outstanding: Basic and diluted	21,000,000	21,000,000	21,000,000		21,000,000	21,000,000

The accompanying notes are an integral part of these financial statements

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Statements of Cash Flows

For the six months periods ending June 30, 2015 and June 30, 2014,

and from Inception through June 30, 2015

(unaudited)

	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2015	From Inception (February 20, 2014) through June 30, 2014

OPERATING ACTIVITIES:
Net income	$(3,010)	$(44)	$(5,183)
Adjustment to reconcile net loss to net cash provided by operations:
(Increase) / decrease in prepaid expenses	-	(5,000)	(7,500)
Increase / (decrease) in notes payable	2,000	10	4,010
Net cash provided by operating activities	$(1,010)	$(5,034)	$(8,673)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	-	2,100
Capital contributed	1,000	6,000	7,000
Net cash provided by financing activities	$1,000	$6,000	$9,100

INVESTING ACTIVITIES:
Net cash used by investing activities	$-	$-	$-

Net increase (decrease) in cash	(10)	966	427

Cash, beginning of period	437	-	-

Cash, end of period	$427	$966	$427

The accompanying notes are an integral part of these financial statements

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – BACKGROUND INFORMATION

Lucent Pharma, Inc. (the "Company") is a for profit corporation established under the corporation laws in the State of Florida, United States of America on February 20, 2014.

Since inception the Company has devoted substantially all of its efforts to establishing a new business. While operations have not commenced, the Company has generated expenses and no revenue from the limited efforts.  The Company expects to provide services through the internet by disseminating news and developments in the pharmaceutical and biotechnology sectors through the website ihealthcue.com.

The Company is seeking to be a provider of digital health and wellness solutions. The Company will combine digital content from leading health brands with data and analytics technology to provide a highly personalized and differentiated content experience to users. The content portfolio as well as data and analytics will provide marketers with a platform to promote their products and services in a highly targeted and measurable manner, influence purchase decisions and drive better health compliance.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

Basis of Presentation

 The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of June 30, 2015 and 2014 reviewed pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Lucent Pharma, Inc.,” “we,” “us,” “our” or the “company” are to Lucent Pharma, Inc.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of June 30, 2015 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (February 20, 2014) through June 30, 2015 of $5,183.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company has not recognized any revenues since inception.

Fair value of financial instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Any fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2015.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Stock-based compensation

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

Recently Issued Accounting Principles

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – PREPAID EXPENSES

The Company paid a total of $7,500.00 as retainers for legal and accounting services to be performed related to the upcoming SEC S-1 filing.

NOTE 5 – LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 6 – CAPTIAL STOCK

The Company issued 21,000,000 shares of common stock to the Company’s three officers at par value for services provided during the start-up phase

NOTE 7 – RELATED PARTY TRANSACTIONS

In 2014, the Company’s CEO contributed capital to the Company in the amount of $6,000. This amount was allocated to Additional Paid-In-Capital.

In June 2015, the Company’s CEO contributed capital to the Company in the amount of $1,000. This amount was allocated to Additional Paid-In-Capital.

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LUCENT PHARMA, INC. (A DEVELOPMENT STAGE COMPANY)

In 2014, the Company’s CEO loaned the Company $2,010 for operating expenses.

On May 27, 2015, the Company’s CEO loaned the Company $2,000 for operating expenses.

The amount, $4,010 at June 30, 2015, is being carried as a note payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 8 – INCOME TAX

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions for any of the reporting periods presented.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

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Prospectus

LUCENT PHARMA, INC.

3,000,000 SHARES OF COMMON STOCK

Dealer Prospectus Delivery Obligation

Until                , 2015 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS       , 2015

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Lucent Pharma, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

SEC Registration Fee	$34.86
Accounting Fees and Expenses	$2,000.00
Printing and Engraving Expenses	$100.00
Legal Fees and Expenses	$6,000.00
Miscellaneous	$500.00
Total	$8,634.86

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Item 14. Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a Director, Officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do not include such a provision automatically indemnifying a director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Our By-Laws do not have a provision that permits us to secure insurance on behalf of any Officer, Director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

There have been the following sales of Lucent Pharma, Inc.’s common stock, by the Company, without registration during the last three years.  Between February 20, 2014 and December 31, 2014 the following individuals were issued shares for services rendered. The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended, as the issuance was not a part of a public offering.

Name of Security Holder	Shares beneficially owned as of the date of this prospectus	Consideration Paid	Date Shares Acquired
Thomas McCrimmon, IV	10,000,000	Services rendered valued at $1,000	02/27/2014
Jack Najjar	10,000,000	Services rendered valued at $1,000	02/27/2014
George Restea	1,000,000	Services rendered valued at $500	04/01/2014
Totals:	21,000,000	$2,500

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Item 16. Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation
3.1a	Articles of Amendment to the Articles of Incorporation changing officers/directors
3.1b	Articles of Amendment to the Articles of Incorporation changing officers/directors
3.2	By-Laws
5.1	Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.
23.1	Consent of Experts and Counsel: Independent Auditor’s Consent by Hillary CPA Group
23.2	Consent of Experts and Counsel: Consent of Harrison Law, P.A. is included in Exhibit 5.1

Item 17. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(5)  That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida, on the day 16th of October 2015.

LUCENT PHARMA, INC.

By:	/s/THOMAS L. MCCRIMMON IV
Name:	Thomas L. McCrimmon IV
Title:	President and Director

 Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Name	Title	Date
/s/ THOMAS L. MCCRIMMON, IV	President and Director, Principal Financial Officer and Principal Accounting Officer	October 16, 2015
Thomas L. McCrimmon, IV

/s/ JACK NAJJAR	Director	October 16, 2015
Jack Najjar

/s/ GEORGE RESTEA	Director	October 16, 2015
George Restea, MD

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